Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 1995 included in Consolidated Papers, Inc.'s Form 10-K for the year ended
December 31, 1994 and to all references to our firm included in this registration statement.



                              /s/ Arthur Andersen LLP
                                   Arthur Andersen LLP



Milwaukee, Wisconsin
November 17, 1995